Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333- 113557 and 333-119266) and Form S-8 (Nos. 333-137397, 333-119271, 333-118090, 333-104685, 333-69116, 333-52512, 333-92173, 333-58183, 333-77321, 333-02889, 333-00779 and 333-14241) of Adaptec, Inc. of our report dated June 4, 2009 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

San Jose, California
June 4, 2009